 Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Senior Vice President of Corporate Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.258.6637	480.998.3478
kelliepruitt@htareit.com	robertmilligan@htareit.com

Healthcare Trust of America, Inc. Expands Revolving Credit Facility to $650 Million
SCOTTSDALE, ARIZONA (March 13, 2013) – Healthcare Trust of America, Inc. (NYSE:HTA) (“HTA”) announced that on March 7, 2013, HTA expanded its revolving credit facility from $575 million to $650 million with the addition of a credit commitment from BMO Capital Markets. The revolving credit facility was entered into in March 2012. The facility matures on March 29, 2016 and includes a one-year extension option. Other existing terms were not changed.
"The expansion of our credit facility provides us with additional liquidity and acquisition capacity as we continue to focus our company on the ownership of core critical, on-campus medical office buildings," stated Chief Financial Officer Kellie S. Pruitt. “Further, we are excited to add a quality banking relationship through the addition of BMO Capital Markets. They join a group of strong banks, led by Wells Fargo, JP Morgan, Deutsche Bank, US Bank, Capital One, and PNC Bank, and we look forward to working with them in the years to come.”
About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings. HTA listed its shares on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in the major U.S. metropolitan areas. Since its formation in 2006, HTA has built a portfolio of properties that totals approximately $2.6 billion based on purchase price and is comprised of approximately 12.6 million square feet of gross leasable area located in 27 states. It operates its properties through regional offices in Scottsdale, Charleston, Atlanta, and Indianapolis.
For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.
FORWARD-LOOKING LANGUAGE
This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:
•  changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;
•  competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;
•  economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;
•  retention of HTA’s senior management team;
•  financial stability and solvency of HTA’s tenants;
•  supply and demand for operating properties in the market areas in which HTA operates;
•  HTA’s ability to acquire real properties, and to successfully operate those properties once acquired;
•  changes in property taxes;
•  legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;
•  fluctuations in reimbursements from third party payors such as Medicare and Medicaid;
•  delays in liquidating defaulted mortgage loan investments;
•  changes in interest rates;
•  the availability of capital and financing;
•  restrictive covenants in HTA’s credit facilities;
•  changes in HTA’s credit ratings;
•  HTA’s ability to remain qualified as a REIT; and
•  the risk factors set forth in HTA’s 2012 Form 10-K for the year ended December 31, 2012.
Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.

2